JOINT VENTURE AGREEMENT

This JOINT VENTURE AGREEMENT ("Agreement") is made on January 6, 2009 between Catalyst Holding Group, LLLP and Catalyst Group Holdings Incorporated.

RECITALS

The Joint Venturers have agreed to make contributions to a common fund for the purpose of acquiring and holding: The Catalyst Fund/The Catalyst Fund Charitable Trust called the business interest.

The Joint Venturers consider it advisable to acquire and to hold their business interest through a nominee so as to avoid the necessity of numerous separate agreements, to maintain the legal title to the business interest in a simple and practicable form, and to facilitate the collection and distribution of the profits accruing under the business interest, and The Catalyst Fund/The Catalyst Fund Charitable Trust has agreed to act as nominee of the Joint Venturers with the understanding that he is also acquiring a participating interest in this joint venture on his own account,

It is therefore agreed:

1. **Purpose**. The Joint Venturers form this joint venture to acquire and hold the business interest in common and to provide the finances required for its acquisition. To the extent set forth in this Agreement, each of the Joint Venturers shall own an undivided fractional part in the business. The Joint Venturers appoint as their agent The Catalyst Fund/The Catalyst Fund Charitable Trust, whose duty it shall be to hold each of the undivided fractional parts in the business interest for the benefit of, and as agent for, the respective Joint Venturers.

2. **Contributions**. The Agent acknowledges that he has received from each of the Joint Venturers, for the purpose of this joint venture, the sum set after the name of each Joint Venturer as follows:

Name of Joint Venturer	Contribution
The Catalyst Holding Group, LLLP	2,000,000 shares of common stock (Founders Shares)of The Catalyst Group Holdings Inc
Catalyst Group Holdings Incorporated	1% of annual gross sales revenue on a monthly basis, annually

3. **Acquisition of Business Interest**. The Agent is authorized to acquire and to hold in his own name, but on behalf of the Joint Venturers (of which the Agent is one), the business interest, and to pay $_n/a for it as follows: $__n/a in cash, and the balance of $_n/a by a note in that amount. The note shall bear interest at the rate of ______%, shall be due and payable on n/a [due date], with prepayment privileges, and shall be secured by __n/a which the Agent is authorized to execute and deliver.

4. **Profits**. The Agent shall hold and distribute the business interest and shall receive the net profits as they accrue for the term of this Agreement or so long as the Joint Venturers are the owners in common of the business interest, for the benefit of the Joint Venturers as follows:

Name of Joint Venturer	Proportion

5. **Expenses of Venture**. All losses and disbursements incurred by the Agent in acquiring, holding and protecting the business interest and the net profits shall, during the period of the venture, be paid by the Joint Venturers, on demand of the Agent, in the ratio which the contribution of each Joint Venturer bears to the total contributions set forth in Paragraph 2.

6. **Liability of Agent**. The Agent shall be liable only for his own willful misfeasance and bad faith, and no one who is not a party to this Agreement shall have any rights whatsoever under this Agreement against the Agent for any action taken or not taken by him.

7. **Term**. This Agreement shall terminate and the obligations of the Agent shall be deemed completed on the happening of either of the following events: (a) the receipt and distribution by the Agent of the final net profits accruing under the business interest; or (b) termination by mutual assent of all joint ventures.

8. **Compensation of Agent**. Unless otherwise agreed to in the future by a majority in interest of the Joint Venturers, the Agent shall not receive any compensation for services rendered by him under this Agreement.

9. **Arbitration and Attorneys Fees.** The Joint Venturers agree that any dispute, claim, or controversy concerning this Agreement or the termination of this Agreement, or any dispute, claim or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in [City], Dover [State] Delaware in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Joint Venturers will pay the costs and expenses of such arbitration in such proportions as the arbitrator shall decide, and each Joint Venturer shall separately pay its own counsel fees and expenses.

10. **Governing Law; Consent to Personal Jurisdiction.** THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF Delaware WITHOUT REGARD FOR CONFLICTS OF LAWS PRINCIPLES. EACH JOINT VENTURER HEREBY EXPRESSLY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF Delaware FOR ANY LAWSUIT FILED THERE AGAINST ANY PARTY TO THIS AGREEMENT BY ANY OTHER PARTY TO THIS AGREEMENT CONCERNING THE JOINT VENTURE OR ANY MATTER ARISING FROM OR RELATING TO THIS AGREEMENT.

In witness whereof the Agent and the Joint Venturers have signed and sealed this Agreement.

[Signature of Joint Venturer] Catalyst / Partner [Date] 11/6/09

The Catalyst Holding Group, LLLP
[Printed or Typed Name of Joint Venturer]

Founder & Chairman 11/6/09

[Signature of Joint Venturer] [Date]

Catalyst Group Holdings Incorporated
[Printed or Typed Name of Joint Venturer]

Founder 11/6/09

[Signature of Joint Venturer] [Date]

The Catalyst Fund/The Catalyst Fund Charitable Trust
[Printed or Typed Name of Joint Venturer]